Exhibit 99.1

FOR IMMEDIATE RELEASE

April 4, 2006

Owens & Minor Announces the Pricing of its $200 million

6.35% Senior Notes due 2016, along with the Pricing of its Tender

Offer and Consent Solicitation for

$200 million in 8 1/2% Senior Subordinated Notes

Richmond, VA….(NYSE-OMI) Owens & Minor, Inc. (the “Company”) announced today it has priced a new public offering of $200 million in aggregate principal amount of 6.35% Senior Notes due 2016 (the “New Notes”). The Company intends to use the proceeds of the offering to fund the purchase of its outstanding $200 million of 8 1/2% Senior Subordinated Notes due 2011 (the “Existing Notes”), pursuant to the Company’s previously announced tender offer and consent solicitation for any and all of the Existing Notes. The terms and conditions of the tender offer and consent solicitation are found in the Company’s Offer to Purchase and Consent Solicitation Statement, dated March 21, 2006 (the “Offer to Purchase”).

Pricing of New Notes

The New Notes will bear interest at an annual rate of 6.35% and be offered to the public at a price of $999.39 per $1,000 note, under a registration statement filed with the Securities and Exchange Commission on April 3, 2006. The New Notes are general senior unsecured obligations of the Company, will pay interest semi-annually and will be guaranteed on a senior unsecured basis by the Company’s subsidiaries that incur or guarantee debt under the Company’s revolving credit facility. The Company intends to use the proceeds of the proposed offering to fund the purchase of the Existing Notes validly tendered and accepted for purchase in the tender offer and consent solicitation. To the extent that all of the Existing Notes are not tendered in the tender offer and consent solicitation, the Company intends to use any remaining net proceeds from the public offering of the New Notes, together with cash on hand, to redeem or defease the Existing Notes under the terms of the indenture governing the Existing Notes.

Pricing of Tender Offer and Consent Solicitation

The total consideration, excluding accrued and unpaid interest, for each $1,000 principal amount of Existing Notes validly tendered (and not validly withdrawn) on or prior to 5:00 p.m., New York City time, on April 3, 2006 (the “Consent Date”), is $1,050.23, which includes a $30.00 consent payment. The total consideration for the Existing Notes was determined using standard market practice of pricing to the first call date at a fixed spread of 50 basis points over the bid side yield on the 7.00% U.S. Treasury Note due July 15, 2006, determined at 2:00 p.m., New York City time, on April 4, 2006, as reported by the Bloomberg Government Pricing Monitor. The Company currently expects that all Existing Notes tendered by the Consent Date will be settled on April 7, 2006.

Holders who properly tender after the Consent Date and on or prior to 11:59 p.m., New York City time, on April 17, 2006, will be eligible to receive the tender consideration which equals $1,020.23. The tender consideration is the total consideration minus the $30.00 consent payment.

Receipt of Requisite Consents

The tender offer for the Existing Notes also includes a consent solicitation to proposed amendments to eliminate substantially all of the covenants and certain events of default in the indenture relating to the Existing Notes. As of the Consent Date, tenders and consents were received with respect to $199,980,000 aggregate principal amount of the Existing Notes (99.99% of the total outstanding principal amount of the Existing Notes), which will permit the Company to execute the Fourth Supplemental Indenture with certain of its subsidiaries, as guarantors, and SunTrust Bank, as trustee, effectuating the proposed amendments to the indenture. The Fourth Supplemental Indenture will become operative upon the initial acceptance date of the tender offer and consent solicitation.

In addition to acquiring the requisite number of consents, the consummation of the tender offer and consent solicitation is conditioned upon, among other things, the receipt of gross proceeds of $200 million from the public offering by the Company of the New Notes and customary closing conditions. If any of the conditions are not satisfied or waived by the Company, in its sole discretion, the Company is not obligated to accept for payment, purchase or pay for, or may delay the acceptance for payment of, any tendered Existing Notes, and may terminate the tender offer and consent solicitation. The exact terms and conditions of the tender offer and consent solicitation are specified in, and qualified in their entirety by, the Offer to Purchase.

* * * *

Lehman Brothers Inc. is acting as exclusive dealer manager and solicitation agent for the tender offer and the consent solicitation. The information agent for the tender offer and consent solicitation is Georgeson Shareholder Communications, Inc. The depositary for the tender offer and consent solicitation is SunTrust Bank. Questions regarding the tender offer and consent solicitation may be directed to Lehman Brothers Inc., telephone number 800-438-3242 (toll free) and 212-528-7581 (call collect). Requests for copies of the Offer to Purchase and related documents may be directed to Georgeson Shareholder Communications, Inc., telephone number 800-868-1351 (toll free) and 212-440-9800 (banks and brokerage firms). Detailed contact information for SunTrust Bank is provided in the Offer to Purchase.

This press release shall not constitute an offer to purchase, a solicitation of an offer to sell, or a solicitation of consents with respect to the Existing Notes. The tender offer and consent solicitation are made solely by means of the Offer to Purchase and the related Consent and Letter of Transmittal.

Lehman Brothers is the sole book-running manager for the public offering of the New Notes. Banc of America Securities LLC, Citigroup and SunTrust Robinson Humphrey are senior co-managers for the public offering of the New Notes. In addition, JP Morgan, KeyBanc Capital Markets and Wachovia Securities are co-managers for the public offering of the New Notes. A registration statement relating to the New Notes was filed and declared effective on April 3, 2006. The public offering of the New Notes is being made only by means of a prospectus. Copies of the prospectus can be obtained from Lehman Brothers, 745 7th Avenue, New York, NY 10019, 1-888-603-5847, or from the Securities and Exchange Commission database (EDGAR®) at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the New Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Offers for the New Notes will be made only by means of the prospectus forming part of the registration statement.

Safe Harbor Statement

This press release contains forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained under the heading of “Certain Risk Factors” listed from time to time in the Company’s filings with the Securities and Exchange Commission.

Owens & Minor, Inc., a FORTUNE 500 company headquartered in Richmond, Virginia, is the leading distributor of national name-brand medical and surgical supplies and a healthcare supply chain management company. With a diverse product and service offering and distribution centers throughout the United States, the company serves hospitals, integrated healthcare systems, alternate care locations, group purchasing organizations, the federal government and consumers. Owens & Minor provides technology and consulting programs that enable healthcare providers to maximize efficiency and cost-effectiveness in materials purchasing, improve inventory management and streamline logistics across the entire medical supply chain—from origin of product to patient bedside. The company also has established itself as a leader in the development and use of technology. For news releases, or for more information about Owens & Minor, visit the company Web site at www.owens-minor.com.

CONTACT:

Jeff Kaczka, Senior Vice President & CFO, 804-723-7500; jeff.kaczka@owens-minor.com; Mike Lowry, Vice President, FP&A, 804-723-7566; mike.lowry@owens-minor.com. or Trudi Allcott, Director, Investor Communications and Media Relations, 804-723-7555; truitt.allcott@owens-minor.com

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